Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268783 on Form S-8 and Registration Statement No. 333-279599 on Form F-10 of our reports dated March 17, 2025, relating to the financial statements of Brookfield Asset Management Ltd. and the effectiveness of Brookfield Asset Management Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 17, 2025